UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONTRAFECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTRAFECT CORPORATION

28 WELLS AVENUE, THIRD FLOOR

YONKERS, NEW YORK 10701

ContraFect Announces Adjournment of Special Meeting of Stockholders

ContraFect Corporation (the “Company”) announced that today it convened its Special Meeting of Stockholders (“Special Meeting”) as scheduled for October 23, 2023. At the time of the Special Meeting, there were insufficient shares of the Company’s common stock present electronically or represented by proxy to constitute a quorum for the transaction of business at the Special Meeting. Accordingly, the Special Meeting was adjourned to allow for additional time to establish a quorum. The reconvened Special Meeting will be held at 9:00 a.m. Eastern Time on November 21, 2023 at www.virtualshareholdermeeting.com/CFRX2023SM. For information on how to attend the reconvened Special Meeting online and submit questions during the meeting, please see the information in the Company’s definitive proxy statement filed with the SEC on September 25, 2023.

The record date for determining stockholders eligible to vote at the Special Meeting remains September 12, 2023. During the period of adjournment, the Company will continue to accept stockholder votes and any stockholders who have not yet voted are encouraged to do so. The Company encourages any eligible stockholder that has not yet voted their shares or provided voting instructions to their broker or other record holders to do so promptly. Any stockholders who have already voted or submitted a proxy do not need to take any further action unless they wish to change their vote. Stockholders who need help voting their shares may call the Company’s proxy solicitor, D.F. King & Co. at (800) 967-5079.

1